Exhibit 99.3

News Release		Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Kenneth Krei President and CEO M&I Wealth Management 414 765-7448	John Griffith President and CEO North Star Financial Corporation 312 559-9761

M&I WEALTH MANAGEMENT TO ACQUIRE NORTH STAR FINANCIAL CORPORATION

Milwaukee, Wis. – January 12, 2007 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) announced today that it has signed a definitive agreement to acquire North Star Financial Corporation (NASDAQ: NSFL.PK) (NSFL), located in Chicago, Illinois. Under the agreement, M&I has agreed to pay $21 million in M&I common stock for the outstanding common shares of NSFL, or $2.89 per share of NSFL common stock. The number of M&I shares paid will be calculated based on the average closing price for each trading day in the thirty calendar days prior to closing.

The transaction, which is expected to close in the second quarter of 2007, is subject to regulatory approvals, approval of North Star’s shareholders, and other customary conditions. The acquisition is not expected to have a material impact on M&I’s financial results.

North Star’s businesses will be integrated with M&I’s Wealth Management unit, which provides trust, asset management, brokerage, and private banking services to individuals, institutions, and corporate clients. It is expected that the merger will have no impact on employees in customer service roles. The new M&I Wealth Management office in Chicago will continue to serve North Star’s clients’ wealth management and trust needs.

“We are pleased to announce this strategic acquisition and partnership with North Star Financial Corporation,” said Kenneth Krei, senior vice president, Marshall & Ilsley Corporation, and president and CEO of M&I Wealth Management. “This partnership will enable us to establish our wealth management services in an important new marketplace, while enhancing the product capabilities and resources for North Star’s client base.”

North Star was established in 1997 and in addition to wealth management services typically provided through personal and other trusts in the North Star Trust Company division, North Star offers a variety of other products and services designed to enhance and preserve the financial strength of its clients, including land trusts, 1031 exchanges for both real and personal property, and ESOP Services, including consultative services relating to the transfer of small-business stock ownership. North Star has $1.6 billon in assets under administration.

“All of us at North Star are very excited about the tremendous opportunities created by this alliance for our company and our clients,” said John Griffith, president and CEO, North Star Financial Corporation.  “Becoming part of the M&I family will enable us to provide a broader range of services and benefits to our clients, while accelerating North Star’s growth and expansion beyond our traditional markets.  This win-win situation is a perfect fit for both organizations.”

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $55.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank. M&I Bank has 195 offices throughout the state. In addition, M&I has 46 locations throughout Arizona; 17 offices in Kansas City and nearby communities; 17 offices on Florida’s west coast; 17 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 15 offices in the greater St. Louis area. Metavante Corporation, a wholly owned subsidiary, provides a full array of technology products and services for the financial services industry. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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M&I intends to file a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving M&I and North Star.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC when they become available at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by North Star at North Star’s website at http://www.northstartrust.com or by contacting North Star investor relations via telephone at 312-242-6213. Investors and security holders may obtain free copies of the documents filed with the SEC by M&I at M&I’s website at http://www.micorp.com, Investor Relations, or by contacting M&I investor relations via telephone at 414-765-7834.

M&I, North Star and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of North Star in connection with the merger transaction. Information regarding directors and executive officers of M&I and North Star and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of M&I and North Star described above and other relevant materials to be filed with the SEC.

This document contains forward-looking statements about M&I, North Star and the combined company which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of M&I, North Star and the combined company, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions.

These forward-looking statements involve certain risks and uncertainties. There are a number of important factors which could cause M&I’s and North Star’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include, but are not limited to: (1) competitive pressures among depository institutions increasing significantly; (2) changes in the interest rate environment reducing interest margins; (3) prepayment activity, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either nationally or in the states in which M&I and North Star do business, become less favorable than expected; (5) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (6) integration problems or delays; (7) legislative or regulatory changes which adversely affect the businesses in which M&I and North Star are engaged; (8) changes in the securities markets; (9) the economic impact of terrorist attacks and similar or related events; (10) receipt of regulatory approvals without unexpected delays or conditions; (11) changes in the securities markets; (12) retention of customers and critical employees; (13) unanticipated changes in laws, regulations, or other industry standards affecting the businesses of M&I and North Star; (14) those referenced in Item 1A of M&I’s Annual Report on Form 10-K for the year ended December 31, 2005, under the heading “Risk Factors;” and (15) those referenced in Item 1A of North Star’s Annual Report on Form 10-K for the year ended December 31, 2005, under the heading “Risk Factors.”

Further information on other factors which could affect the financial results of M&I and North Star after the merger are included in M&I’s filings with the Securities and Exchange Commission.  These documents are available free of charge at the Commission’s website at http:\\www.sec.gov or from M&I.